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                                                                    EXHIBIT 3.02


                   SECOND AMENDED AND RESTATED CERTIFICATE OF
                       INCORPORATION OF NEOFORMA.COM, INC.

        Neoforma.com, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        A. The name of the corporation is Neoforma.com, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 18, 1998.

        B. Pursuant to Section 228, 242, and 245 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation.

        C. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

        ONE The name of this corporation is Neoforma.com, Inc.

        TWO The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, DE 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

        THREE The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        FOUR This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 205,000,000 shares. 200,000,000 shares shall be Common Stock with a par value of $.001. 5,000,000 shares shall be Preferred Stock with a par value of $.001.

        The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock.


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        Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article Four, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

        FIVE The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

        SIX The corporation is to have perpetual existence.

        SEVEN For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

                1. The conduct of the affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

                2. Each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                3. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

                4. Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board of Directors may be removed by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote at an election of directors.

                5. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided, with respect to

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the time for which they severally hold office, into three classes designated as
Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as equally as reasonably possible. The term of office of the Class I directors shall expire at the corporation's first annual meeting of stockholders following the closing of the corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "INITIAL PUBLIC OFFERING"); the term of office of the Class II directors shall expire at the corporation's second annual meeting of stockholders following the closing of the Initial Public Offering; and the term of office of the Class III directors shall expire at the corporation's third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the closing of the Initial Public Offering, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In the event the corporation is prohibited from dividing its Board of Directors through the operation of Section 2115 of the California General Corporation Law following the record date of the corporation's first annual meeting of stockholders following the closing of the Initial Public Offering, each director shall hold office until the next annual meeting of stockholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

                5. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                6. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

                7. Advance notice of stockholder nominations for the election of directors of the corporation and of business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

                8. Subject to Section 6.5 of the Bylaws, stockholders of the corporation holding at least sixty-six and two-thirds percent (66-2/3%) of the corporation's outstanding voting stock then entitled to vote at an election of directors shall have the power to adopt, amend or repeal Bylaws of the corporation.

                9. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the corporation's outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Article Seven.


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        EIGHT To the fullest extent permitted by the Delaware General
Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify to the fullest extent permitted by law, any person made or threatened to be made a party, to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact the he or she, or his or her testator or intestate, is or was a director or officer of the corporation or any predecessor of the corporation, or serves or served at any other enterprise as a director or officer at the request of the corporation or any predecessor to the corporation. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        NINE The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the corporation has caused this Amended and Restated
Certificate to be signed by its Chief Financial Officer and Secretary, this ___ day of ____, 2000.



                                ------------------------------------------------
                                Frederick J. Ruegsegger, Chief Financial Officer and Secretary